Exhibit 99.1

ROYALTY PHARMA REPORTS THIRD QUARTER 2024 RESULTS

•	Portfolio Receipts growth of 15% to $735 million; Royalty Receipts growth of 15%

•	Net cash provided by operating activities of $704 million

•	Capital Deployment of approximately $1.2 billion

•	Raising full year 2024 guidance: Portfolio Receipts expected to be $2,750 to $2,800 million

NEW YORK, NY, November 6, 2024 - Royalty Pharma plc (Nasdaq: RPRX) today reported financial results for the third quarter of 2024 and raised full year 2024 guidance for Portfolio Receipts.

“We delivered strong growth of approximately 15% in Portfolio Receipts in the third quarter of 2024 and are delighted to raise our full year guidance” said Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer. “We also strengthened our portfolio by adding royalties on three innovative therapies over the last three months, increasing our Capital Deployment to approximately $1.2 billion in the third quarter and $2.6 billion year-to-date. Notably, two of these transactions were for synthetic royalties for $500 million in total, continuing the strong demand we are seeing for this attractive, flexible type of capital. Lastly, we are pleased with the progress of our portfolio as Voranigo and Cobenfy were recently approved by the FDA. Based on our robust deal pipeline, our leading position as the partner of choice in the royalty market and our efficient business model, I am confident that Royalty Pharma is well positioned to deliver attractive, compounding growth over the long term.”

Growth of approximately 15% for Portfolio Receipts and Royalty Receipts in the third quarter of 2024

•	Royalty Receipts grew 15% to $732 million, driven by strong performance particularly from Trelegy, Evrysdi, the cystic fibrosis franchise and Tremfya.

•	Portfolio Receipts increased 15% to $735 million.

Strengthened portfolio by adding royalties on three innovative therapies over the last three months

•	Acquired synthetic royalties on two approved products, Syndax and Incyte’s Niktimvo (chronic graft-versus-host disease) and Ascendis’ Yorvipath (hypoparathyroidism).

•	Purchased royalties on Pharvaris’ deucrictibant in Phase 3 development for hereditary angioedema.

Positive regulatory updates across the royalty portfolio

•

FDA granted approvals for Bristol Myers Squibb’s Cobenfy (formerly KarXT) for schizophrenia, Johnson and Johnson’s Tremfya for ulcerative colitis and Servier’s Voranigo for IDH-mutant glioma, a type of brain cancer.

Raising financial guidance for full year 2024 (excludes contribution from future transactions)

•	Royalty Pharma now expects 2024 Portfolio Receipts to be between $2,750 million and $2,800 million (previously between $2,700 million and $2,775 million).

•	2024 Portfolio Receipts guidance includes expected year/year growth in Royalty Receipts of 11% to 13% (previous guidance of 9% to 12% year/year growth).

Financial & Liquidity Summary

	Three Months Ended September 30,
	(unaudited)
($ and shares in millions)	2024	2023	Change
Portfolio Receipts	735	637	15%
Net cash provided by operating activities	704	574	23%
Adjusted EBITDA (non-GAAP)*	679	582	17%
Portfolio Cash Flow (non-GAAP)*	617	528	17%
Weighted average Class A ordinary shares outstanding - diluted	593	601	(1)%
* See “Liquidity and Capital Resources” section. Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures calculated in accordance with the credit agreement.

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Portfolio Receipts Highlights

			Three Months Ended September 30,
			(unaudited)
($ in millions)			2024	2023	Change
Products:	Marketers:	Therapeutic Area:
Cystic fibrosis franchise	Vertex	Rare disease	207	196	6%
Trelegy	GSK	Respiratory	91	58	55%
Tysabri	Biogen	Neuroscience	68	71	(4)%
Evrysdi	Roche	Rare disease	48	16	204%
Imbruvica	AbbVie, J&J	Cancer	46	51	(10)%
Xtandi	Pfizer, Astellas	Cancer	43	39	12%
Promacta	Novartis	Hematology	42	45	(6)%
Tremfya	Johnson & Johnson	Immunology	34	27	26%
Cabometyx/Cometriq	Exelixis, Ipsen, Takeda	Cancer	19	17	7%
Spinraza	Biogen	Rare disease	14	15	(7)%
Trodelvy	Gilead	Cancer	11	9	26%
Orladeyo	BioCryst	Rare disease	10	8	33%
Erleada	Johnson & Johnson	Cancer	10	8	30%
Nurtec ODT/Zavzpret	Pfizer	Neuroscience	8	5	48%
Other products(5)			80	71	12%

Royalty Receipts			732	637	15%
Milestones and other contractual receipts			3	—	n/a

Portfolio Receipts			735	637	15%

Amounts shown in the table may not add due to rounding.

Royalty Receipts was $732 million in the third quarter of 2024, an increase of 15% compared to $637 million in the third quarter of 2023, primarily driven by strong growth from Trelegy, Evrysdi, the cystic fibrosis franchise and Tremfya. Royalty receipts from Evrysdi included the benefit of the additional royalties acquired in October 2023 and June 2024.

Portfolio Receipts was $735 million in the third quarter of 2024, an increase of 15% compared to $637 million in the third quarter of 2023, primarily driven by the same Royalty Receipts increases noted above.

Liquidity and Capital Resources

Royalty Pharma’s liquidity and capital resources are summarized below:

As of September 30, 2024, Royalty Pharma had cash and cash equivalents of $950 million and total debt with principal value of $7.8 billion.

During the third quarter of 2024, Royalty Pharma repurchased approximately three million Class A ordinary shares for $95 million. Through the first nine months of 2024, Royalty Pharma has repurchased approximately seven million Class A ordinary shares for $180 million. The weighted-average number of diluted Class A ordinary shares outstanding for the third quarter of 2024 was 593 million as compared to 601 million for the third quarter of 2023.

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Liquidity Summary

	Three Months Ended September 30,
	(unaudited)
($ in millions)	2024	2023
Portfolio Receipts	735	637
Payments for operating and professional costs	(55)	(55)
Adjusted EBITDA (non-GAAP)	679	582
Interest paid, net	(62)	(54)
Portfolio Cash Flow (non-GAAP)	617	528

Amounts may not add due to rounding.

•	Adjusted EBITDA (non-GAAP) was $679 million in the third quarter of 2024. Adjusted EBITDA is calculated as Portfolio Receipts minus payments for operating and professional costs.

•

Portfolio Cash Flow (non-GAAP) was $617 million in the third quarter of 2024. Portfolio Cash Flow is calculated as Adjusted EBITDA minus interest paid or received, net. This measure reflects the cash generated by Royalty Pharma’s business that can be redeployed into value-enhancing royalty acquisitions, used to repay debt, returned to shareholders through dividends or share purchases, or utilized for other discretionary investments.

Refer to Table 4 for Royalty Pharma’s reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure, net cash provided by operating activities.

Capital Deployment was $1.2 billion in the third quarter of 2024, consisting primarily of the acquisitions of royalties on Voranigo, Yorvipath, deucrictibant and transaction costs related to the second quarter acquisition of royalties on frexalimab. Capital Deployment reflects cash payments during the period for new and previously announced transactions. In the first nine months of 2024, Capital Deployment was $2.2 billion.

The table below details Capital Deployment by category:

Capital Deployment

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)
($ in millions)	2024	2023	2024	2023
Acquisitions of financial royalty assets	(1,195)	(451)	(2,009)	(1,113)
Development-stage funding payments - upfront and milestone	—	(50)	—	(50)
Development-stage funding payments - ongoing	(1)	(1)	(2)	(2)
Purchases of available for sale debt securities	—	—	(150)	—
Milestone payments	—	—	(50)	(12)
Investments in equity method investees	—	(4)	(11)	(11)
Acquisitions of other financial assets	—	—	(18)	—
Contributions from legacy non-controlling interests - R&D	0	0	1	0
Capital Deployment	(1,195)	(506)	(2,239)	(1,187)

Amounts may not add due to rounding.

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Recent Transactions

During 2024, Royalty Pharma has announced new transactions of up to approximately $2.7 billion, including approximately $294 million in the third quarter and $350 million in November. The announced transactions amount reflects the entire amount of capital committed for new transactions during the year, including potential future milestones.

Recent transactions include:

•

In November 2024, Royalty Pharma acquired a synthetic royalty on Niktimvo from Syndax Pharmaceuticals, Inc. for an upfront payment of $350 million. Niktimvo is approved for the treatment of chronic graft-versus-host disease and will be co-commercialized by Incyte. Following the acquisition, Royalty Pharma is entitled to receive royalties on U.S. net sales on Niktimvo.

•

In September 2024, Royalty Pharma acquired a royalty interest in deucrictibant from BRAIN Biotech AG for an upfront payment of approximately $21 million and up to EUR 110.5 million in milestone payments contingent on the achievements of certain regulatory and commercial milestones. Deucrictibant is in Phase 3 development by Pharvaris N.V. for the treatment of hereditary angioedema attacks.

•

In September 2024, Royalty Pharma acquired a synthetic royalty on Yorvipath from Ascendis Pharma A/S for an upfront payment of $150 million. Yorvipath is approved for the treatment of hypoparathyroidism in adults.

The information in this section should be read together with Royalty Pharma’s reports and documents filed with the SEC at www.sec.gov and the reader is also encouraged to review all other press releases and information available in the Investors section of Royalty Pharma’s website at www.royaltypharma.com.

Key Developments Relating to the Portfolio

The key developments related to Royalty Pharma’s royalty interests are discussed below based on disclosures from the marketers of the products.

trontinemab	In October 2024, Roche presented its latest Phase 1b/2a interim results for trontinemab at the Clinical Trials on Alzheimer’s Disease (CTAD) conference, which demonstrated rapid and robust amyloid plaque depletion after 12 to 28 weeks of treatment and an overall favorable safety profile with very limited ARIA-E observed.

pelabresib	In October 2024, Novartis announced that based on its review of 48-week data from the Phase 3 MANIFEST-2 study, longer follow-up time is needed to determine the regulatory path for pelabresib in myelofibrosis. Novartis will continue to follow patients in MANIFEST-2 and evaluate the potential for additional studies to support registration.

aficamten	In October 2024, Cytokinetics announced that it submitted a New Drug Application (“NDA”) for aficamten to the U.S. Food and Drug Administration (“FDA”) in the third quarter of 2024. Additionally, Cytokinetics plans to submit a Marketing Authorization Application for aficamten to the European Medicines Agency in the fourth quarter of 2024.

MK-8189	In October 2024, Merck updated its public disclosures to remove MK-8189 from its pipeline chart and Royalty Pharma does not anticipate making a further investment in this program.

Skytrofa	In September 2024, Ascendis Pharma announced the submission of a supplemental Biologics License Application (sBLA) to the FDA for TransCon hGH (marketed as Skytrofa) for the treatment of adults with growth hormone deficiency.

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Cobenfy (KarXT)	In September 2024, Bristol Myers Squibb announced the FDA approval of Cobenfy, a first-in-class muscarinic agonist for the treatment of schizophrenia in adults. Following FDA approval of Cobenfy, Royalty Pharma will make a $25 million milestone payment to PureTech Health in the fourth quarter of 2024.

Cabometyx

In September 2024, Exelixis announced final results from the Phase 3 pivotal CABINET study, which demonstrated a significant improvement in progression-free survival (PFS) for cabozantinib in patients with advanced neuroendocrine tumors. Exelixis submitted a supplemental NDA, which was assigned a Prescription Drug User Fee Act date of April 2025, and Ipsen has submitted an extension of indication Marketing Authorization to the European Medicines Agency.

In September 2024, Exelixis announced final results from the Phase 3 pivotal CONTACT-02 study, which achieved one of two primary endpoints, demonstrating a statistically significant benefit in progression-free survival, and a numerical but not statistically significant improvement in overall survival for cabozantinib in combination with atezolizumab in patients with metastatic castration-resistant prostate cancer. Exelixis intends to submit a supplemental NDA with the FDA later this year.

Tremfya	In September 2024, Johnson and Johnson announced the FDA approval of Tremfya for the treatment of adults with moderately to severely active ulcerative colitis.

Spinraza	In September 2024, Biogen announced the pivotal cohort (Part B) of the Phase 2/3 DEVOTE study evaluating the safety and efficacy of a higher dose regimen of Spinraza in infants with spinal muscular atrophy met its primary endpoint, achieving a statistically significant improvement in motor function compared to a prespecified matched sham control group.

Voranigo (vorasidenib)	In August 2024, Servier announced the FDA approval of Voranigo, a first-in-class targeted therapy for patients with isocitrate dehydrogenase 1 and 2 (IDH1/2) mutant diffuse glioma.

BCX10013	In August 2024, BioCryst announced that it plans to discontinue development of its oral Factor D inhibitor, BCX10013, as the level of clinical activity observed was less than other therapies on the market.

2024 Financial Outlook

Royalty Pharma has provided guidance for full year 2024, excluding new transactions and borrowings announced after the date of this release, as follows:

	Provided November 6, 2024	Previous
Portfolio Receipts	$2,750 million to $2,800 million	$2,700 million to $2,775 million
Payments for operating and professional costs	~8.5% of Portfolio Receipts	8% to 9% of Portfolio Receipts
Interest paid	$160 million	$160 million

The above Portfolio Receipts guidance includes expected Royalty Receipts growth of 11% to 13% in 2024. Royalty Pharma’s full-year 2024 guidance reflects a negligible estimated foreign exchange impact to Portfolio Receipts, assuming current foreign exchange rates prevail for the rest of 2024.

Total interest paid is based on the semi-annual interest payment schedule of Royalty Pharma’s existing notes and is anticipated to be approximately $160 million in 2024. Interest paid is anticipated to be a de minimis amount in the fourth quarter of 2024. The projection assumes no additional debt financing in 2024, including no drawdown on the revolving credit facility. In the third quarter of 2024, Royalty Pharma collected interest of $17 million on its cash and cash equivalents. In 2025, Royalty Pharma anticipates interest paid to be approximately $260 million, including interest payments on the $1.5 billion notes issued in June 2024.

Royalty Pharma today provides this guidance based on its most up-to-date view of its prospects. This guidance assumes no major unforeseen adverse events or changes in foreign exchange rates and excludes the contributions from transactions announced subsequent to the date of this press release.

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Financial Results Call

Royalty Pharma will host a conference call and simultaneous webcast to discuss its third quarter 2024 results today at 8:30 a.m., Eastern Time. Please visit the “Investors” page of the company’s website at https://www.royaltypharma.com/investors/events to obtain conference call information and to view the live webcast. A replay of the conference call and webcast will be archived on the company’s website for at least 30 days.

About Royalty Pharma plc

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly—directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 35 commercial products, including Vertex’s Trikafta, GSK’s Trelegy, Roche’s Evrysdi, Johnson & Johnson’s Tremfya, Biogen’s Tysabri and Spinraza, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, Novartis’ Promacta, Pfizer’s Nurtec ODT and Gilead’s Trodelvy, and 15 development-stage product candidates.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

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Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.

For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Portfolio Receipts

Portfolio Receipts is a key performance metric that represents our ability to generate cash from our portfolio investments, the primary source of capital that we can deploy to make new portfolio investments. Portfolio Receipts is defined as the sum of Royalty Receipts and Milestones and other contractual receipts. Royalty Receipts includes variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma.

Milestones and other contractual receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to legacy non-controlling interests, that are attributed to Royalty Pharma. Portfolio Receipts does not include proceeds from equity securities or proceeds from purchases and sales of marketable securities, neither of which are central to our fundamental business strategy.

Portfolio Receipts is calculated as the sum of the following line items from our GAAP statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests—Portfolio Receipts, which represent contractual distributions of Royalty Receipts, milestones and other contractual receipts to RPSFT and the Legacy Investors Partnerships.

Use of Non-GAAP Measures

Adjusted EBITDA and Portfolio Cash Flow are non-GAAP liquidity measures that exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. Management believes that Adjusted EBITDA and Portfolio Cash Flow are important non-GAAP measures used to analyze liquidity because they are key components of certain material covenants contained within Royalty Pharma’s credit agreement. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted EBITDA and Portfolio Cash Flow may not be the same as similar measures used by other companies or analysts. These non-GAAP liquidity measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under GAAP.

The definitions of Adjusted EBITDA and Portfolio Cash Flow used by Royalty Pharma are the same as the definitions in the credit agreement. Noncompliance with the interest coverage ratio, leverage ratio and Portfolio Cash Flow ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If Royalty Pharma cannot satisfy these covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA and Portfolio Cash Flow are critical to the assessment of Royalty Pharma’s liquidity.

Adjusted EBITDA and Portfolio Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Management uses Adjusted EBITDA and Portfolio Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, debt repayments, dividends and other discretionary investments. Further, these non-GAAP liquidity measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities.

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The company has provided reconciliations of these non-GAAP liquidity measures to the most directly comparable GAAP financial measure, being net cash provided by operating activities in Table 4.

Royalty Pharma Investor Relations and Communications

+1 (212) 883-6772

ir@royaltypharma.com

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Royalty Pharma plc

Condensed Consolidated Statements of Operations (unaudited)

Table 1

	Three Months Ended September 30,
($ in millions)	2024	2023
Income and other revenues
Income from financial royalty assets	533	509
Other royalty income and revenues	32	28
Total income and other revenues	565	536
Operating (income)/expense
Provision for changes in expected cash flows from financial royalty assets	(228)	277
Research and development funding expense	1	51
General and administrative expenses	57	57
Total operating (income)/expense, net	(170)	385
Operating income	735	151
Other (income)/expense
Equity in (earnings)/losses of equity method investees	(10)	5
Interest expense	67	46
Other income, net	(127)	(22)
Total other (income)/expense, net	(71)	29
Consolidated net income before tax	806	122
Income tax expense	—	—
Consolidated net income	806	122
Net income attributable to non-controlling interests	262	50
Net income attributable to Royalty Pharma plc	544	72

Amounts may not add due to rounding.

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Royalty Pharma plc

Selected Balance Sheet Data (unaudited)

Table 2

($ in millions)	As of September 30, 2024	As of December 31, 2023
Cash and cash equivalents	950	477
Total current and non-current financial royalty assets, net	15,734	14,827
Total assets	18,042	16,382
Current portion of long-term debt	997	—
Long-term debt, net of current portion	6,610	6,135
Total liabilities	7,784	6,298
Total shareholders’ equity	10,258	10,084

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Royalty Pharma plc

Condensed Consolidated Statements of Cash Flows (unaudited)

Table 3

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2024	2023	2024	2023
Cash flows from operating activities:
Cash collections from financial royalty assets	792	708	2,206	2,454
Cash collections from intangible royalty assets	0	0	14	1
Other royalty cash collections	30	25	79	84
Distributions from equity method investees	—	0	13	19
Interest received	17	29	37	63
Development-stage funding payments - ongoing	(1)	(1)	(2)	(2)
Development-stage funding payments - upfront and milestone	—	(50)	—	(50)
Payments for operating and professional costs	(55)	(55)	(164)	(189)
Interest paid	(79)	(83)	(159)	(166)
Net cash provided by operating activities	704	574	2,026	2,215
Cash flows from investing activities:
Distributions from equity method investees	11	4	20	39
Investments in equity method investees	—	(4)	(11)	(11)
Purchases of equity securities	(12)	—	(63)	—
Proceeds from equity securities	—	—	99	—
Purchases of available for sale debt securities	—	—	(150)	—
Proceeds from available for sale debt securities	3	—	7	—
Proceeds from sales and maturities of marketable securities	—	—	—	24
Acquisitions of financial royalty assets	(1,195)	(451)	(2,009)	(1,113)
Acquisitions of other financial assets	—	—	(18)	—
Milestone payments	—	—	(50)	(12)
Other	0	—	2	—
Net cash used in investing activities	(1,193)	(451)	(2,173)	(1,073)
Cash flows from financing activities:
Distributions to legacy non-controlling interests - Portfolio Receipts	(102)	(100)	(281)	(285)
Distributions to continuing non-controlling interests	(31)	(31)	(94)	(95)
Dividends to shareholders	(94)	(90)	(283)	(269)
Repurchases of Class A ordinary shares	(97)	(140)	(177)	(275)
Contributions from legacy non-controlling interests - R&D	0	0	1	0
Contributions from non-controlling interests - other	1	2	3	6
Repayment of long-term debt	—	(1,000)	—	(1,000)
Proceeds from issuance of long-term debt, net of discount	—	—	1,471	—
Debt issuance costs and other	(3)	—	(12)	—
Other	0	—	(9)	—
Net cash (used in)/provided by financing activities	(326)	(1,359)	619	(1,917)
Net change in cash and cash equivalents	(815)	(1,237)	473	(774)
Cash and cash equivalents, beginning of period	1,765	2,173	477	1,711
Cash and cash equivalents, end of period	950	936	950	936

Amounts may not add due to rounding.

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Royalty Pharma plc

GAAP to Non-GAAP Reconciliation (unaudited)

Table 4

	Three Months Ended September 30,
($ in millions)	2024	2023
Net cash provided by operating activities (GAAP)	704	574
Adjustments:
Proceeds from available for sale debt securities(6)	3	—
Distributions from equity method investees(6)	11	4
Interest paid, net(6)	62	54
Development-stage funding payments - ongoing	1	1
Development-stage funding payments - upfront and milestone	—	50
Distributions to legacy non-controlling interests - Portfolio Receipts(6)	(102)	(100)
Adjusted EBITDA (non-GAAP)	679	582
Interest paid, net(6)	(62)	(54)
Portfolio Cash Flow (non-GAAP)	617	528

Amounts may not add due to rounding.

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Royalty Pharma plc

Description of Approved Indications for Select Portfolio Therapies

Table 5

Cystic fibrosis franchise	Cystic fibrosis

Trelegy	Chronic obstructive pulmonary disease and asthma

Tysabri	Relapsing forms of multiple sclerosis

Evrysdi	Spinal muscular atrophy

Imbruvica	Hematological malignancies and chronic graft versus host disease

Xtandi	Prostate cancer

Promacta	Chronic immune thrombocytopenia purpura and aplastic anemia

Tremfya	Plaque psoriasis and active psoriatic arthritis

Cabometyx/Cometriq	Kidney, liver and thyroid cancer

Spinraza	Spinal muscular atrophy

Trodelvy	Breast and bladder cancer

Orladeyo	Hereditary angioedema

Erleada	Prostate cancer

Nurtec ODT/Zavzpret	Acute and preventative treatment of migraine

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Notes

(1)

Portfolio Receipts is a key performance metric that represents our ability to generate cash from our portfolio investments, the primary source of capital that we can deploy to make new portfolio investments. Portfolio Receipts is defined as the sum of Royalty Receipts and Milestones and other contractual receipts. Royalty Receipts includes variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma (“Royalty Receipts”). Milestones and other contractual receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to the legacy non-controlling interests, that are attributed to Royalty Pharma. Portfolio Receipts does not include proceeds from equity securities or marketable securities, both of which are not central to our fundamental business strategy.

Portfolio Receipts is calculated as the sum of the following line items from our GAAP statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests—Portfolio Receipts, which represent contractual distributions of Royalty Receipts, milestones and other contractual receipts to RPSFT and the Legacy Investors Partnerships.

(2)

Adjusted EBITDA is defined under the credit agreement as Portfolio Receipts minus payments for operating and professional costs. Operating and professional costs reflect Payments for operating and professional costs from the GAAP statements of cash flows. See GAAP to Non-GAAP reconciliation in Table 4.

(3)

Portfolio Cash Flow is defined under the credit agreement as Adjusted EBITDA minus interest paid or received, net. See GAAP to Non-GAAP reconciliation in Table 4. Portfolio Cash Flow reflects the cash generated by Royalty Pharma’s business that can be redeployed into value-enhancing royalty acquisitions, used to repay debt, returned to shareholders through dividends or share purchases or utilized for other discretionary investments.

(4)

Capital Deployment is calculated as the summation of the following line items from our GAAP statements of cash flows: Investments in equity method investees, Purchases of available for sale debt securities, Acquisitions of financial royalty assets, Acquisitions of other financial assets, Milestone payments, Development-stage funding payments—ongoing, Development-stage funding payments—upfront and milestone less Contributions from legacy non-controlling interests—R&D.

(5)

Other products primarily include Royalty Receipts on the following products: Cimzia, Crysvita, Emgality, Entyvio, Farxiga/Onglyza, IDHIFA, Letairis, Nesina, Prevymis, Soliqua and distributions from the Legacy SLP Interest, which is presented as Distributions from equity method investees on the GAAP statements of cash flows.

(6)	The table below shows the line item for each adjustment and the direct location for such line item on the GAAP statements of cash flows.

Reconciling Adjustment	Statements of Cash Flows Classification
Interest paid, net	Operating activities (Interest paid less Interest received)

Distributions from equity method investees	Investing activities

Proceeds from available for sale debt securities	Investing activities

Distributions to legacy non-controlling interests—Portfolio Receipts	Financing activities

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